Exhibit 4.1

TWELFTH SUPPLEMENTAL INDENTURE (this “Twelfth Supplemental Indenture”) dated as of December 22, 2017, among HISTORIC TW INC., a Delaware corporation (the “Company”), TIME WARNER INC., a Delaware corporation (“TWX”), HISTORIC AOL LLC (formerly known as AOL LLC), a Delaware limited liability company (“AOL”), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (“TBS”), HOME BOX OFFICE, INC., a Delaware corporation (“HBO”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York, as successor trustee to The Chase Manhattan Bank (formerly known as Chemical Bank)), a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company (as successor to Time Warner Companies, Inc. (“TWCI”)) has executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of January 15, 1993, as amended from time to time, by way of the First Supplemental Indenture, dated as of June 15, 1993, between the Company (as successor to TWCI) and the Trustee, the Second Supplemental Indenture, dated as of October 10, 1996, among the Company (in its own capacity and as successor to TWCI) and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of December 31, 1996, among the Company (in its own capacity and as successor to TWCI) and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of December 17, 1997, among the Company (in its own capacity and as successor to TWCI), TBS and the Trustee (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of January 12, 1998, among the Company (in its own capacity and as successor to TWCI), TBS and the Trustee, the Sixth Supplemental Indenture, dated as of March 17, 1998, among the Company (in its own capacity and as successor to TWCI), TBS and the Trustee (the “Sixth Supplemental  Indenture”), the Seventh Supplemental Indenture, dated as of January 11, 2001, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of February 23, 2009, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture, dated as of April 16, 2009, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee, the Tenth Supplemental Indenture, dated as of December 3, 2009, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS, HBO and the Trustee (the “Tenth Supplemental Indenture”), and the Eleventh Supplemental Indenture, dated as of November 17, 2016, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS, HBO and the Trustee (the “Eleventh Supplemental Indenture”) (the Original Indenture, as so amended, is herein called the “Indenture”), providing for the issuance and sale by the Company from time to time of its senior debt securities (the “Securities”, which term shall include the 9.150% Debentures due 2023 (the “2023 Debentures”), 7.570% Debentures due 2024 (the “2024 Debentures”), 6.850% Debentures due 2026 (the “2026 Debentures”), 6.950% Debentures due 2028 (the “2028 Debentures”) and 8.300% Discount Debentures due 2036 (the “2036 Debentures”, and, together with the 2023 Debentures, the 2024 Debentures, the 2026 Debentures and the 2028 Debentures, the “Debentures” and, each, a “Series” of Debentures));

WHEREAS, TWCI was the original issuer under the Indenture and the Company (in its own capacity and not as successor to TWCI) has (a) by way of the Second Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of TWCI under the Indenture (the “Initial Company Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the Initial Company Guarantee, (b) by way of the Third Supplemental Indenture, extended to the Holders of Securities certain additional rights and privileges in connection with the Initial Company Guarantee and (c) by way of the Sixth Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of TBS under the TBS Guarantee (as defined below) (the “Additional Company Guarantee” and, together with the Initial Company Guarantee, the “Company Guarantees”) and extended to the Holders of Securities certain rights and privileges in connection with the Additional Company Guarantee;

WHEREAS, pursuant to a certificate of ownership and merger filed with the Secretary of State of the State of Delaware, TWCI merged with and into the Company on February 24, 2009, with the Company being the surviving corporation, and the Company, by way of the Eighth Supplemental Indenture, assumed all the obligations of TWCI under the Indenture;

WHEREAS, TBS has, by way of the Fourth Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “TBS Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TBS Guarantee;

WHEREAS, AOL has, by way of the Seventh Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Company Guarantees (the “AOL Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the AOL Guarantee, and has, by way of the Eighth Supplemental Indenture, affirmed that the AOL Guarantee, in so far as it is a guarantee of the obligations of the Company under the Company Guarantees, constitutes a guarantee of the obligations of the Company, in its capacity as successor to TWCI, in respect of the Securities;

WHEREAS, TWX has, by way of the Seventh Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of (a) AOL under the AOL Guarantee and (b) the Company under the Company Guarantees (together, the “TWX Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TWX Guarantee, and has, by way of the Eighth Supplemental Indenture, affirmed that the TWX Guarantee, in so far as it is a guarantee of the obligations of the Company under the Company Guarantees, constitutes a guarantee of the obligations of the Company, in its capacity as successor to TWCI, in respect of the Securities;

WHEREAS, HBO has, by way of the Tenth Supplemental Indenture, unconditionally and irrevocably guaranteed the full and punctual payment of the principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and of all other monetary obligations of the Company under the Indenture (including obligations to the Trustee thereunder) and the Securities and of the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (the “HBO Guarantee”);

WHEREAS, TWX has made tender offers to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 4, 2017 (the “Offer to Purchase”), the Debentures (the “Offers”);

WHEREAS, in connection with the Offers, TWX obtained the consent of the Holders of a majority in principal amount of the Outstanding Securities of each of the 2023 Debentures, the 2024 Debentures and the 2028 Debentures to amend the Indenture with respect to each such Series of Debentures as set forth herein and to provide that any and all of the TWX Guarantee, the AOL Guarantee, the TBS Guarantee and the HBO Guarantee may be released at any time at the Company’s discretion with respect to each such Series of Debentures;

WHEREAS, Section 902 of the Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, with the consent of the Holders of not less than a majority in principal amount of any Outstanding Securities of each Series affected by such supplemental indenture, for the purpose of eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of each such Series under the Indenture, subject to certain exceptions;

WHEREAS, the Company is authorized by a Board Resolution to enter into this Twelfth Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Twelfth Supplemental Indenture, and all requirements necessary to make this Twelfth Supplemental Indenture a valid instrument in accordance with its terms have been satisfied and the execution and delivery of this Twelfth Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS, HBO and the Trustee hereby agree that this Twelfth Supplemental Indenture supplements the Indenture with respect to the 2023 Debentures, the 2024 Debentures, and the 2028 Debentures issued thereunder:

SECTION 1. Definitions. Unless otherwise provided herein, the capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

SECTION 2. Amendments.

(a) Subject to Section 3 below and with respect to the 2023 Debentures, the 2024 Debentures, and the 2028 Debentures only:

(i) Sections 501(3), 501(4), 501(5), 501(8), 704, 801, 1006 and 1007 are hereby deleted in their entirety and each of the foregoing is hereby replaced with the following text: “[Intentionally Omitted]”;

(ii) Section 802 is hereby modified by deleting “in accordance with Section 801”;

(iii) Section 901 is hereby modified by renumbering clause (10) as clause (11) and adding the following as clause (10): “to release any and all of the guarantees under this Indenture at any time at the Company’s discretion and terminate the obligations hereunder of each of the foregoing; or”;

(iv) Section 1004 is hereby modified by restating such Section in its entirety as follows: “The Company shall comply with Section 314(a)(4) of the Trust Indenture Act if required to do so pursuant to the Trust Indenture Act.”;

(v) The Indenture is hereby amended by deleting from the Indenture any definitions set forth in Article One for defined terms that are used solely in sections deleted by this Twelfth Supplemental Indenture.

(vi) The Indenture is hereby amended by deleting from the Indenture any section references to Sections 501(3), 501(4), 501(5), 501(8), 704, 801, 1006 and 1007.

(vii) All references in the Indenture to Sections 802, 901 and 1004 shall mean references to such sections as amended by this Twelfth Supplemental Indenture.

(viii) Any of the terms or provisions present in the Indenture or the Debentures that relate to any of the provisions of the Indenture amended by Section 2 of this Twelfth Supplemental Indenture shall also be amended so as to be consistent with the amendments made in this Twelfth Supplemental Indenture.

(b) Subject to the effectiveness and operability of the aforementioned amendments in accordance with Section 3 below, any failure by the Company, TWX, AOL, TBS or HBO to comply with the terms of any of the Sections of the Indenture deleted by this Twelfth Supplemental Indenture (whether before or after the execution of this Twelfth Supplemental Indenture) shall no longer constitute a default or an Event of Default under the Indenture and shall no longer have any other consequences under the Indenture, in each case with respect to the 2023 Debentures, the 2024 Debentures and the 2028 Debentures only;

(c) For the avoidance of doubt, only the rights of the Holders of the 2023 Debentures, the 2024 Debentures and the 2028 Debentures are modified by this Twelfth Supplemental Indenture, the provisions of which shall be controlling in the event of any conflict between such provisions and any provisions set forth in the applicable Series of Debentures.

SECTION 3. Effectiveness and Operability. This Twelfth Supplemental Indenture shall become effective upon execution by each of the Company, TWX, AOL, TBS, HBO and the Trustee; provided, that with respect to each of the 2023 Debentures, the 2024 Debentures, and the 2028 Debentures, Section 2 of this Twelfth Supplemental Indenture shall not become operative until the time and date that the following conditions precedent are met: (i) TWX accepts for purchase all of such Series of Debentures that were properly tendered and not validly withdrawn pursuant to the Offers and (ii) the amount of such Series of Debentures was not subject to proration (as described in the Offer to Purchase).

SECTION 4. This Twelfth Supplemental Indenture. This Twelfth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 5. GOVERNING LAW. THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Twelfth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 7. Headings. The headings of this Twelfth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, TWX, AOL, TBS and HBO and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twelfth Supplemental Indenture.

SECTION 9. Separability. In case any one or more of the provisions contained in this Twelfth Supplemental Indenture or in a Series of Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Twelfth Supplemental Indenture or of such Debentures, but this Twelfth Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

HISTORIC TW INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

TIME WARNER INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

HOME BOX OFFICE, INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Assistant Treasurer

HISTORIC AOL LLC,

by Time Warner Inc.,

as sole member of Historic AOL LLC

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Assistant Treasurer

[Signature Page to Twelfth Supplemental Indenture]

TURNER BROADCASTING SYSTEM, INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Assistant Treasurer

[Signature Page to Twelfth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee,

by
/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Twelfth Supplemental Indenture]